As filed with the Securities and Exchange Commission on May 23, 2005
Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ILLUMINA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	33-0804655
(State or other jurisdiction)	(I.R.S. Employer Identification Number)
of incorporation or
organization)

9885 Towne Centre Drive, San Diego, California 92121
(858) 202-4500
(Address, including zip code, of Registrant’s Principal Executive Office)

CyVera Corporation
2003 Employee, Director and Consultant Stock Plan
(Full title of the plan)

Jay T. Flatley
President and Chief Executive Officer
Illumina, Inc.
9885 Towne Centre Drive, San Diego, California 92121
(858) 202-4500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Edward Y. Kim
Heller Ehrman LLP
275 Middlefield Road
Menlo Park, CA 94025-3506
(650) 324-7000

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
	Amount to be	Offering Price	Aggregate	Registration
Title of Securities to be Registered	Registered (1)	Per Share (2)	Offering Price	Fee
Common Stock, $0.01 par value, issuable under the CyVera Corporation 2003 Employee, Director and Consultant Stock Plan(3)	51,800 Shares	$9.68	$501,424	$60

(1)	Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated as of February 22, 2005, among Registrant, Semaphore Acquisition Sub, Inc. and CyVera Corporation, Registrant assumed all of the outstanding options to purchase Common Stock of CyVera Corporation under the CyVera Corporation 2003 Employee, Director and Consultant Stock Plan, and such options became or will become exercisable to purchase shares of Registrant’s Common Stock, with appropriate adjustments to the number of shares and exercise price of each assumed option.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low sale prices per share of the Registrant’s Common Stock as reported on the Nasdaq National Market on May 16, 2005.

(3)	Each share of the Registrant’s common stock being registered hereunder, if issued prior to the termination by the Registrant of its preferred share rights agreement, includes Series A junior participating preferred stock purchase rights. Prior to the occurrence of certain events, the Series A junior participating preferred stock purchase rights will not be exercisable or evidenced separately from the Registrant’s common stock and have no value except as reflected in the market price of the shares to which they are attached.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The Securities and Exchange Commission (“SEC”) allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until our offering is complete:

•	Our Annual Report on Form 10-K for the year ended January 2, 2005, as filed with the SEC on March 8, 2005;

•	Amendment No. 1 to our Annual Report on Form 10-K/A, as filed with the SEC on March 29, 2005;

•	Amendment No. 2 to our Annual Report on Form 10-K/A, as filed with the SEC on April 28, 2005;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended April 3, 2005, as filed with the SEC on April 29, 2005;

•	Our Current Reports on Form 8-K, as filed with the SEC on February 22, 2005 (but only as to Item 1.01), March 3, 2005, April 14, 2005, April 15, 2005, and May 4, 2005, and our Current Report on Form 8-K/A, as filed with the SEC on February 24, 2005;

•	Our definitive proxy statement on Schedule 14A, as filed with the SEC on May 17, 2005;

•	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on April 14, 2000 under the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description; and

•	The description of our preferred stock purchase rights contained in our registration statement on Form 8-A filed with the SEC on May 14, 2001 under the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents that we subsequently file under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act prior to the filing of a post-effective amendment, which indicates that all securities offered under this registration statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part of this registration statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference into this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document which also is deemed to be incorporated by reference in this registration statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities. Not applicable.

Item 5. Interests of Named Experts and Counsel. None.

Item 6. Indemnification of Directors and Officers.

     We are subject to Section 145 of the Delaware General Corporation Law (“Section 145”). Section 145 permits indemnification of officers and directors of the Company under certain conditions and subject to certain limitations. Section 145 also provides that a corporation has the power to maintain insurance on behalf of our officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145.

     Article VI, Section 6.1, of our Bylaws provides for mandatory indemnification of our directors and officers and permissible indemnification of employees and other agents to the maximum extent not prohibited by the Delaware General Corporation Law. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or executive officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of (or was serving at our request as a director or officer of another corporation) shall be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by us as authorized by the relevant section of the Delaware General Corporation Law.

     As permitted by Section 102(b)(7) of the Delaware General Corporation Law, our Certificate of Incorporation provides that, pursuant to Delaware law, our directors shall not be personally liable for monetary damages for breach of the directors’ fiduciary duty as directors to us and our stockholders. This provision in the Certificate of Incorporation does not eliminate the directors’ fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty for acts or omission not in good faith or involving international misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Section 174 of the Delaware General Corporation Law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

     We have entered into indemnification agreements with each of our directors and executive officers. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. Under such additional indemnification provisions, however, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to us (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses), for settlements not approved by us or for settlements and expenses if the settlement is not approved by the court. The indemnification agreements provide for us to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. In order to receive an advance of expenses, the individual must submit to us copies of invoices presented to him or her for such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification. We also maintain directors’ and officers’ liability insurance.

Item 7. Exemption from Registration Claimed. Not applicable.

Item 8. Exhibits.

     The following documents are filed herewith (unless otherwise indicated) and made a part of this registration statement.

Exhibit	Description of Document
3.3(2)	Certificate of Designation for Series A Junior Participating Preferred Stock (included as an exhibit to Exhibit 4.3).

4.1(1)	Specimen Common Stock Certificate.

4.2(1)	Amended and Restated Investors Rights Agreement, dated November 5, 1999, by and among the Registrant and certain stockholders of the Registrant.

4.3(2)	Rights Agreement, dated as of May 3, 2001, between the Company and Equiserve Trust Company, N.A.

5.1	Opinion of Heller Ehrman LLP.

10.30	CyVera Corporation 2003 Employee, Director and Consultant Stock Plan (the “Plan”) and Amendment No. 1 to the Plan.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Heller Ehrman LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this registration statement).

(1)	Incorporated by reference to the same numbered exhibit filed with our Registration Statement on Form S-1 (333-33922) filed April 3, 2000, as amended.

(2)	Incorporated by reference to the same numbered exhibit filed with our Registration Statement on Form 8-A (000-30361) filed May 14, 2001.

Item 9. Undertakings.

     The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 20th day of May, 2005.

ILLUMINA, INC.

By:	/s/ JAY T. FLATLEY

Jay T. Flatley
President, Chief Executive Officer, acting Chief
Financial Officer and Director

POWERS OF ATTORNEY

     KNOW ALL PERSONS BY PRESENTS, that the undersigned officers and directors of Illumina, Inc., a Delaware corporation, do hereby constitute and appoint Jay T. Flatley and John R. Stuelpnagel, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAY T. FLATLEY
	President, Chief Executive Officer,	May 20, 2005
Jay T. Flatley	acting Chief Financial Officer and
Director (Principal Executive,
Accounting and Financial Officer)

/s/ JOHN R. STUELPNAGEL
	Senior Vice President, Chief	May 20, 2005
John R. Stuelpnagel, D.V.M.	Operating Officer and Director

/s/ DANIEL M. BRADBURY
	Director	May 20, 2005
Daniel M. Bradbury

/s/ KARIN EASTHAM	Director	May 20, 2005

Karin Eastham

/s/ PAUL GRINT	Director	May 20, 2005

Paul Grint, M.D.

/s/ WILLIAM H. RASTETTER	Director	May 20, 2005

William H. Rastetter, Ph. D.

/s/ DAVID R. WALT	Director	May 20, 2005

David R. Walt, Ph. D.

INDEX TO EXHIBITS

Exhibit	Description of Document
3.3(2)	Certificate of Designation for Series A Junior Participating Preferred Stock (included as an exhibit to Exhibit 4.3).

4.1(1)	Specimen Common Stock Certificate.

4.2(1)	Amended and Restated Investors Rights Agreement, dated November 5, 1999, by and among the Registrant and certain stockholders of the Registrant.

4.3(2)	Rights Agreement, dated as of May 3, 2001, between the Company and Equiserve Trust Company, N.A.

5.1	Opinion of Heller Ehrman LLP.

10.30	CyVera Corporation 2003 Employee, Director and Consultant Stock Plan (the “Plan”) and Amendment No. 1 to the Plan.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Heller Ehrman LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this registration statement).

(1)	Incorporated by reference to the same numbered exhibit filed with our Registration Statement on Form S-1 (333-33922) filed April 3, 2000, as amended.

(2)	Incorporated by reference to the same numbered exhibit filed with our Registration Statement on Form 8-A (000-30361) filed May 14, 2001.